Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 31, 1997. This Supplement replaces the Supplements dated February 7, 1997, February 18, 1997 and February 26, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of March 6, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after March 6, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of March 6, 1997, the Company had received aggregate subscription proceeds of $14,243,060 (1,424,306 Shares) from 649 stockholders. Net proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $12,600,000. As of March 6, 1997, $640,938 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of March 6, 1997, the Company had invested or committed for investment approximately $111,100,000 of net proceeds from the Initial Offering in 110 Properties, in providing mortgage financing to the tenants of the 35 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $22,900,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to invest in additional Properties and Mortgage Loans.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between January 25, 1997 and March 6, 1997, the Company acquired nine Properties consisting of land and building. The Properties are four Jack in the Box Properties (one in each of Humble and Houston, Texas; and Murrieta and Palmdale, California), two Burger King Properties (in Kent, Ohio; and Chattanooga, Tennessee), two Golden Corral Properties (one in each of Winchester and Hopkinsville, Kentucky) and a Denny's Property (in Tampa, Florida). For information regarding the 101 Properties acquired by the Company prior to January 25, 1997, see the Prospectus dated January 31, 1997.

      The Burger King Property in Kent, Ohio, and the Golden Corral Property in Hopkinsville, Kentucky, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of $1,768,185, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that these amounts were less than each Property's appraised value.


March 13, 1997                               Prospectus Dated January 31, 1997








      In connection with the purchase of these nine Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase prices for the Burger King Property in Chattanooga, Tennessee, and the Golden Corral Property in Hopkinsville, Kentucky, include development fees of $100,000 and $29,379, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      As of March 6, 1997, the Company had initial commitments to acquire 26 properties, including 12 properties consisting of land and building, five properties consisting of building only and nine properties consisting of land only. The initial commitments for the five Black-eyed Pea properties in Bedford, Dallas and Fort Worth, Texas; Oklahoma City, Oklahoma; and Scottsdale, Arizona, the three IHOP properties in Hollywood, California; and Fairfax and Leesburg, Virginia, and the nine Pizza Hut properties in Bolivar, Carrolton, Dover, Millersburg, New Philadelphia, New Philadelphia-West, Steubenville and Uhrichsville, Ohio; and Wellsburg, West Virginia, were entered into on March 6, 1997. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 26 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.

      In connection with the nine Pizza Hut properties consisting of land only, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to a master lease agreement for these nine properties. The tenant is expected to own the buildings for these nine Pizza Hut properties. In connection therewith, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in "Business - Mortgage Loans."

      In addition, the Company has an initial commitment to provide mortgage financing for two additional Pizza Hut properties in Weirton, West Virginia, and Wintersville, Ohio, which will be collateralized by the building improvements. The Company does not expect to own the land for these two properties. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in "Business - Mortgage Loans."

      In connection with the Black-eyed Pea properties in Bedford, Dallas and Fort Worth, Texas; Oklahoma City, Oklahoma; and Scottsdale, Arizona, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                      -2-




                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Bennigan's              15 years; three five-      10.375% of the            for each lease year,    at any time after
Arvada, CO              year renewal options       Company's total cost      (i) 6% of annual        lease year five
Existing restaurant                                to purchase the           gross sales minus
                                                   property; increases by    (ii) the minimum
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

Black-eyed Pea (3)      16 years                   12.83% of the             None                    (6)
Bedford, TX                                        Company's total cost
Existing restaurant                                to purchase the
                                                   building

Black-eyed Pea (3)      19 years                   12.12% of the             None                    (6)
Dallas, TX                                         Company's total cost
Existing restaurant                                to purchase the
                                                   building

Black-eyed Pea (3)      14 years                   13.59% of the             None                    (6)
Fort Worth, TX                                     Company's total cost
Existing restaurant                                to purchase the
                                                   building

Black-eyed Pea (3)      15 years                   13.24% of the             None                    (6)
Oklahoma City, OK                                  Company's total cost
Existing restaurant                                to purchase the
                                                   building

Black-eyed Pea (3)      14 years                   13.66% of Total Cost      None                    (6)
Scottsdale, AZ                                     (1)
Restaurant to be
renovated

Burger King             20 years; two five-year    11% of Total Cost (1)     for each lease year,    None
Ooltewah, TN            renewal options                                      (i) 8.5% of annual
Restaurant to be                                                             gross sales minus
constructed                                                                  (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Jacksonville, FL        renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only


                                      -3-



                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Fairfax, VA             year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Hollywood, CA           year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Leesburg, VA            year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Bacliff, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Enunclaw, WA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year


                                      -4-





                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX (#4)        renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Oxnard, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Bolivar, OH             renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Carrolton, OH           renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Dover, OH               renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year


                                      -5-






                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Millersburg, OH         renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
New Philadelphia, OH    renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
New Philadelphia-       renewal options            Company's total cost                              the seventh lease
West, OH                                           to purchase the land;                             year
Land only                                          increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Steubenville, OH        renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Uhrichsville, OH        renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year


                                      -6-





                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Wellsburg, WV           renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Shoney's                20 years; two five-year    11% of Total Cost;        for each lease year,    at any time after
Phoenix, AZ             renewal options            increases by 10% after    (i) 6% of annual        the seventh lease
Restaurant to be                                   the fifth lease year      gross sales minus       year
constructed                                        and after every five      (ii) the minimum
                                                   years thereafter          annual rent for such
                                                   during the lease term     lease year
                                                   (1)


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease relating to this property is a land lease only. The Company anticipates entering into a master mortgage note receivable collateralized by the Bolivar, Carrolton, Dover, Millersburg, New Philadelphia, New Philadelphia-West, Steubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia building improvements.

(5) The Company anticipates entering into a master lease agreement for the Bolivar, Carrolton, Dover, Millersburg, New Philadelphia, New Philadelphia-West, Steubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia properties.

(6) The Company anticipates conveying the building to the tenant at the end of the lease term for $1.


                                      -7-





      The following table sets forth the location of the nine Properties consisting of land and building, acquired by the Company, from January 25, 1997 through March 6, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                      -8-






                                            PROPERTY ACQUISITIONS
                                 From January 25, 1997 through March 6, 1997
                                                          Lease Expira-
Property Location and            Purchase       Date         tion and          Minimum                           Option
Competition                      Price (1)    Acquired   Renewal Options   Annual Rent (2)  Percentage Rent    To Purchase
---------------------          ------------ -----------  ---------------   ---------------  ---------------    -----------
JACK IN THE BOX (7)            $952,485     01/31/97     01/2015; four    $97,630 (6);      for each lease    at any time
(the "Murrieta Property")      (excluding                five-year        increases by 8%   year, (i) 5% of   after the
Restaurant to be constructed   closing                   renewal options  after the fifth   annual gross      seventh
                               costs)                                     lease year and    sales minus       lease year
The Murrieta Property is       (3)(6)                                     after every five  (ii) the
located within the southeast                                              years thereafter  minimum annual
quadrant of Madison Avenue                                                during the lease  rent for such
and Kalmia Street, in                                                     term              lease year (5)
Murrieta, Riverside County,
California, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Murrieta
Property include a KFC and a
McDonald's.

JACK IN THE BOX (7)            $296,034     02/03/97     02/2015; four    10.75% of Total   for each lease    None
(the "Humble Property")        (excluding                five-year        Cost (4);         year, (i) 5% of
Restaurant to be constructed   closing and               renewal options  increases by 8%   annual gross
                               development                                after the fifth   sales minus
The Humble Property is         costs) (3)                                 lease year and    (ii) the
located on the north side of                                              after every five  minimum annual
Beltway 8 east of Old Humble                                              years thereafter  rent for such
Road, in Houston, Harris                                                  during the lease  lease year (5)
County, Texas, in an area of                                              term
mixed retail, commercial, and
residential development.


                                      -9-





                                                          Lease Expira-
Property Location and            Purchase       Date         tion and          Minimum                           Option
Competition                      Price (1)    Acquired   Renewal Options   Annual Rent (2)  Percentage Rent    To Purchase
---------------------          ------------ -----------  ---------------   ---------------  ---------------    -----------
GOLDEN CORRAL                  $302,363     02/03/97     02/2012; four    10.75% of Total   for each lease    during the
(the "Winchester Property")    (excluding                five-year        Cost (4)          year, 5% of the   first
Restaurant to be constructed   closing and               renewal options                    amount by which   through
                               development                                                  annual gross      seventh
The Winchester Property is     costs) (3)                                                   sales exceed      lease years
located on the west side of                                                                 $2,161,048 (5)    and the
the Winchester Bypass, in                                                                                     tenth
Winchester, Clark County,                                                                                     through
Kentucky, in an area of                                                                                       fifteenth
mixed, retail, commercial,                                                                                    lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Winchester
Property include a Sonic
Drive-In, a Papa John's, and
several local restaurants.

BURGER KING                    $872,861     02/03/97     02/2017; four    $89,688;          for each lease    during the
(the "Kent Property")          (excluding                five-year        increases by 5%   year, (i) 6% of   eighth,
Existing restaurant            closing                   renewal options  after the fifth   annual gross      ninth,
                               costs)                                     lease year and by sales minus       tenth,
The Kent Property is located                                              10% after the     (ii) the          eleventh and
on the east side of South                                                 tenth lease year  minimum annual    twelfth
Water Street, in Kent,                                                    and after every   rent for such     lease years
Portage County, Ohio, in an                                               five years        lease year        only
area of mixed retail,                                                     thereafter during
commercial, and residential                                               the lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kent Property include a
Wendy's, a Papa John's, two
McDonald's, a Dairy Queen,
and a local restaurant.


                                      -10-






                                                          Lease Expira-
Property Location and            Purchase       Date         tion and          Minimum                           Option
Competition                      Price (1)    Acquired   Renewal Options   Annual Rent (2)  Percentage Rent    To Purchase
---------------------          ------------ -----------  ---------------   ---------------  ---------------    -----------
BURGER KING                    $791,984     02/10/97     02/2017; two     11% of Total Cost for each lease    None
(the "Chattanooga Property")   (excluding                five-year        (4)               year, (i) 8.5%
Restaurant to be renovated     closing and               renewal options                    of annual gross
                               development                                                  sales minus
The Chattanooga Property is    costs) (3)                                                   (ii) the
located on the southwest                                                                    minimum annual
corner of Hamilton Place                                                                    rent for such
Boulevard and Bams Drive, in                                                                lease year
Chattanooga, Hamilton County,
Tennessee, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Chattanooga
Property include a Krystal's,
an Arby's, a Taco Bell, an
Olive Garden, a Wendy's, a
McDonald's, and several local
restaurants.

DENNY'S                        $1,038,037   02/11/97     02/2017; two     $110,291 (6);     for each lease    during the
(the "Tampa Property")         (excluding                five-year        increases by 11%  year, (i) 5% of   eighth,
Restaurant to be renovated     closing                   renewal options  after the fifth   annual gross      tenth, and
                               costs)                                     lease year and    sales minus       twelfth
The Tampa Property is located  (3)(6)                                     after every five  (ii) the          lease years
at the southeast quadrant of                                              years thereafter  minimum annual    only
the intersection of U.S.                                                  during the lease  rent for such
Highway 301 and Interstate 4,                                             term              lease year
in Tampa, Hillsborough
County, Florida, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Tampa
Property include a Waffle
House and a Subway Sandwich
Shop.


                                      -11-







                                                          Lease Expira-
Property Location and            Purchase       Date         tion and          Minimum                           Option
Competition                      Price (1)    Acquired   Renewal Options   Annual Rent (2)  Percentage Rent    To Purchase
---------------------          ------------ -----------  ---------------   ---------------  ---------------    -----------
JACK IN THE BOX (7)            $1,125,244   02/11/97     02/2015; four    $115,337 (6);     for each lease    at any time
(the "Palmdale Property")      (excluding                five-year        increases by 8%   year, (i) 5% of   after the
Restaurant to be constructed   closing                   renewal options  after the fifth   annual gross      seventh
                               costs)                                     lease year and    sales minus       lease year
The Palmdale Property is       (3)(6)                                     after every five  (ii) the
located at the southeast                                                  years thereafter  minimum annual
corner of Avenue P and                                                    during the lease  rent for such
Antelope Valley Freeway 14,                                               term              lease year (5)
in Palmdale, Los Angeles
County, California, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Palmdale Property include a
McDonald's, a Taco Bell, an
Applebee's, a Boston Market,
a Chili's, and several local
restaurants.

JACK IN THE BOX (7)            $861,735     02/11/97     02/2015; four    $88,328 (6);      for each lease    at any time
(the "Houston #3 Property")    (excluding                five-year        increases by 8%   year, (i) 5% of   after the
Restaurant to be constructed   closing                   renewal options  after the fifth   annual gross      seventh
                               costs)                                     lease year and    sales minus       lease year
The Houston #3 Property is     (3)(6)                                     after every five  (ii) the
located on the northwest                                                  years thereafter  minimum annual
corner of Airport Boulevard                                               during the lease  rent for such
and Ruthby Street, in                                                     term              lease year (5)
Houston, Harris County,
Texas, in an area of mixed
retail, commercial, and
residential development.


                                      -12-





                                                          Lease Expira-
Property Location and            Purchase       Date         tion and          Minimum                           Option
Competition                      Price (1)    Acquired   Renewal Options   Annual Rent (2)  Percentage Rent    To Purchase
---------------------          ------------ -----------  ---------------   ---------------  ---------------    -----------
GOLDEN CORRAL                  $895,324     02/19/97     09/2016; two     $141,912;         for each lease    at any time
(the "Hopkinsville Property")  (excluding                five-year        increases by 12%  year, (i) 6% of   after the
Existing restaurant            closing                   renewal options  after the fifth   annual gross      seventh
                               costs)                                     lease year and    sales minus       lease year
The Hopkinsville Property is                                              after every five  (ii) the
located on the west side of                                               years thereafter  minimum annual
Clinic Drive within the                                                   during the lease  rent for such
quadrant formed by nearby                                                 term              lease year
Pennyrile Parkway and U.S.
Route 41A, in Hopkinsville,
Christian County, Kentucky,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Hopkinsville Property include
several local restaurants.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                Federal Tax Basis
      --------                -----------------

      Murrieta Property           $617,000
      Humble Property              627,000
      Winchester Property          910,000
      Kent Property                686,000
      Chattanooga Property         473,000
      Tampa Property               695,000
      Palmdale Property            559,000
      Houston #3 Property          543,000
      Hopkinsville Property        880,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Humble Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the restaurant opens for business to the public. For the Winchester Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. For the Chattanooga Property, minimum annual rent will become due and payable on the possession date, which is June 24, 1997 (the "Possession Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Humble Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.75% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Winchester Property, as described above, "interim rent" equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Murrieta Property            $  952,485            July 30, 1997
      Humble Property                 912,409            August 2, 1997
      Winchester Property           1,272,678            August 2, 1997
      Chattanooga Property          1,202,224            June 24, 1997
      Tampa Property                1,038,037            August 10, 1997
      Palmdale Property             1,125,244            August 10, 1997
      Houston #3 Property             861,735            August 10, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between January 25, 1997 and March 6, 1997, the Company obtained four advances totalling $1,456,031 under its $15,000,000 Loan. The proceeds of these advances were used to acquire Equipment for seven restaurant properties, two in Warner Robins, Georgia (the "Warner Robins #1 Secured Equipment Lease" and the "Warner Robins #2 Secured Equipment Lease"), one in El Cajon, California (the "El Cajon Secured Equipment Lease"), one in Perry, Georgia (the "Perry Secured Equipment Lease"), one in Byron, Georgia (the "Byron Secured Equipment Lease"), one in Macon, Georgia (the "Macon Secured Equipment Lease") and one in Albany, Georgia (the "Albany Secured Equipment Lease"), at a cost of $1,456,031, including Secured Equipment Lease Servicing Fees of $28,485 to the Advisor. The Warner Robins #1 Secured Equipment Lease and Warner Robins #2 Secured Equipment Lease are fully amortizing term loans repayable over five years. The Perry Secured Equipment Lease, the Byron Secured Equipment Lease, the Macon Secured Equipment Lease and the Albany Secured Equipment Lease are fully amortizing terms loans repayable over four years. The El Cajon Secured Equipment Lease is considered to be an interest only loan for the first two months and upon obtaining an additional advance prior to May 1997 will become a fully amortizing term loan repayable over six years. The advances bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

      The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.

                                           SECURED EQUIPMENT LEASE
                                 From January 25, 1997 through March 6, 1997
                                         Purchase            Date        Lease        Annual      Option
Description                              Price (1)         Acquired    Expiration    Rent (2)   To Purchase
-----------                              ---------         --------    ----------    --------   -----------
EQUIPMENT FOR FAZOLI'S RESTAURANT   $178,307 (excluding    01/28/97      01/2002      $3,924        (5)
IN WARNER ROBINS, GEORGIA           closing costs and
(the "Warner Robins #1 Secured      Secured Equipment
Equipment Lease")                   Lease Servicing Fee)

EQUIPMENT FOR POPEYE'S RESTAURANT   $192,311 (excluding    01/28/97      01/2002      $4,231        (5)
IN WARNER ROBINS, GEORGIA           closing costs and
(the "Warner Robins #2 Secured      Secured Equipment
Equipment Lease")                   Lease Servicing Fee)

EQUIPMENT FOR GOLDEN CORRAL         $150,000 (excluding       (3)          (4)         (4)          (5)
RESTAURANT IN EL CAJON,             closing costs and
CALIFORNIA                          Secured Equipment
(the "El Cajon Secured Equipment    Lease Servicing Fee)
Lease")

FOUR SECURED EQUIPMENT LEASES:      $903,634 (excluding    02/25/97      02/2001     $283,571       (5)
(6) - EQUIPMENT FOR SHONEY'S        closing costs and
RESTAURANT IN PERRY, GEORGIA (the   Secured Equipment
"Perry Secured Equipment Lease"),   Lease Servicing Fee)
EQUIPMENT FOR SHONEY'S RESTAURANT
IN BYRON, GEORGIA (the "Byron
Secured Equipment Lease"),
EQUIPMENT FOR SHONEY'S RESTAURANT
IN MACON, GEORGIA (the "Macon
Secured Equipment Lease") and
EQUIPMENT FOR SHONEY'S RESTAURANT
IN ALBANY, GEORGIA (the "Albany
Secured Equipment Lease")


                                      -16-


FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) On February 10, 1997, the Company obtained an advance of $153,658 for partial funding of the Equipment for a restaurant property in El Cajon, California. The Company anticipates obtaining another advance of $323,376 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $153,658 described above.

(4) The temporary Secured Equipment Lease entered into on February 10, 1997, has a term of three months and requires the payment of monthly rent of $1,320. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately six years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of approximately 10.50% per annum.

(5) Lessee may purchase the Equipment prior to the expiration of Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10% per annum.

(6) The Company entered into a master lease agreement for the Perry, Byron, Macon and Albany Secured Equipment Leases.


                                     -17-








    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
  GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JANUARY 25, 1997
                             THROUGH MARCH 6, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from January 25, 1997 through March 6, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                  Jack in the Box       Jack in the Box     Golden Corral      Burger King
                                 Murrieta, CA (5)(6)   Humble, TX (5)(6)  Winchester, KY (5)    Kent, OH
                                 -------------------   -----------------  ------------------   -----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $ 97,630            $ 94,696           $126,063         $ 89,688

Asset Management Fees (2)                (5,709)             (5,294)            (6,904)          (5,237)

General and Administrative
  Expenses (3)                           (6,053)             (5,871)            (7,816)          (5,561)
                                       --------            --------           --------         --------

Estimated Cash Available from
  Operations                             85,868              83,531            111,343           78,890

Depreciation and Amortization
  Expense (4)                           (15,822)            (16,083)           (23,332)         (17,602)
                                       --------            --------           --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $ 70,046            $ 67,448           $ 88,011         $ 61,288
                                       ========            ========           ========         ========


                                                See Footnotes

                                                    -18-








                                  Burger King        Denny's       Jack in the Box       Jack in the Box
                              Chattanooga, TN (5) Tampa, FL (5)  Palmdale, CA (5)(6)  Houston #3, TX (5)(6)
                              ------------------- -------------  -------------------  ---------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                      $127,158         $110,291          $115,338              $ 88,328

Asset Management Fees (2)            (6,662)          (6,203)           (6,745)               (5,164)

General and Administrative
  Expenses (3)                       (7,884)          (6,838)           (7,151)               (5,476)
                                   --------         --------          --------              --------

Estimated Cash Available from
  Operations                        112,612           97,250           101,442                77,688

Depreciation and Amortization
  Expense (4)                       (12,122)         (17,818)          (14,329)              (13,923)
                                   --------         --------          --------              --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company         $100,490         $ 79,432          $ 87,113              $ 63,765
                                   ========         ========          ========              ========


                                                See Footnotes

                                                    -19-





                                              Golden Corral
                                            Hopkinsville, KY     Total
                                            ----------------   ---------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                   $141,912      $ 991,104

Asset Management Fees (2)                         (7,518)       (55,436)

General and Administrative
  Expenses (3)                                    (8,799)       (61,449)
                                                --------      ---------

Estimated Cash Available from
  Operations                                     125,595        874,219

Depreciation and Amortization
  Expense (4)                                    (22,573)      (153,604)
                                                --------      ---------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                      $103,022      $ 720,615
                                                ========      =========



FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.


                                     -20-







(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Murrieta Property             July 30, 1997
      Humble Property               August 2, 1997
      Winchester Property           August 2, 1997
      Chattanooga Property          June 24, 1997
      Tampa Property                August 10, 1997
      Palmdale Property             August 10, 1997
      Houston #3 Property           August 10, 1997

(6) The lessee of the Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.


                                     -21-